Exhibit 10(d)21

FIFTH AMENDMENT TO

DECOMMISSIONING TRUST FUND AGREEMENT

                This Fifth Amendment to Decommissioning Trust Agreement ("Fifth Amendment") is made, effective as of the 31st day of December, 2007, by and between Entergy Gulf States Louisiana, LLC ("the Company") and Mellon Bank, N.A. (the "Successor Trustee").

                WHEREAS, on March 15, 1989, Gulf States Utilities Company ("GSU") and Morgan Guaranty Trust Company of New York (the "Trustee") entered into a Decommissioning Trust Agreement (the "Trust Agreement") which provided for the establishment and maintenance of a nuclear decommissioning reserve fund (the "Trust Fund") to hold and invest revenues collected by the Company for the decommissioning of Unit No. 1 of the River Bend Steam Electric Generating Station ("River Bend Unit No.1"); and

                WHEREAS, as of April 8, 1992, in connection with the promulgation of certain rules by the Public Utility Commission of Texas applicable to the investment or reinvestment of funds held under the Trust Agreement, GSU and Trustee entered into Amendment No. 1 to Decommissioning Trust Agreement (the "First Amendment"), adding Section 2.11 ("Additional Regulatory Requirement") to the Trust Agreement; and

                WHEREAS, as of November 1, 1995, in connection with the appointment of Mellon Bank, N.A. as Successor Trustee, GSU and Successor Trustee entered into the Second Amendment to Decommissioning Trust Agreement (the "Second Amendment"); and

                WHEREAS, GSU changed its name to Entergy Gulf States, Inc. ("EGSI"); and

                WHEREAS, effective as of March 5, 1998, in connection with the promulgation of certain rules by the Public Utility Commission of Texas, EGSI and the Successor Trustee entered into the Third Amendment to Decommissioning Trust Agreement ("Third Amendment"); and

                WHEREAS, effective as December 17, 2003, EGSI and Successor Trustee entered into the Fourth Amendment to Decommissioning Trust Agreement ("Fourth Amendment") in order to comply with certain changes in applicable regulations of the Nuclear Regulatory Commission ("NRC"); and

                WHEREAS, the Company hereby represents to Successor Trustee that:

                A. On December 31, 2007, EGSI implemented a joint separation plan, pursuant to which, among other things, EGSI implemented a merger by division that allocated less than half of its assets, but substantially all of its Texas assets and certain other assets, to a new Texas entity, Entergy Texas, Inc. ("ETI") while retaining substantially all of its Louisiana assets, including River Bend Unit No. 1; EGSI distributed the stock of ETI to its parent, Entergy Corporation ("Entergy"); Entergy distributed the stock of EGSI to a new Texas subsidiary, EGS Holdings, Inc. ("EGSH"); and EGSI merged into the Company, a newly formed Louisiana limited liability company. The Company is an indirect subsidiary of Entergy and is a regulated public utility engaged in the generation, transmission and distribution of electricity to wholesale and retail customers in certain parishes in the State of Louisiana.

                B. It was and is intended that the merger of EGSI into the Company qualify as a tax-free reorganization under IRC Section 368(a)(1) (F). Pursuant to Treas. Reg. section 301.7701-3, the Company has elected to be classified as a corporation for federal income tax purposes.

                WHEREAS, Section 2.08 of the Trust Agreement authorizes the Company with the consent of the Trustee to make amendments to the Trust Agreement from time to time to effectuate the purposes of the Trust Agreement; and

                WHEREAS, each party hereby warrants and represents to the other that it has full authority to enter into this Fifth Amendment upon the terms and condition hereof and that the individual executing this Fifth Amendment on its behalf has the requisite authority to bind the respective party to the Amendment.

                NOW, THEREFORE, the Company and Successor Trustee agree as follows:

                1. The representations set forth above are incorporated herein by the reference thereto.

                2. Pursuant to the merger of EGSI into the Company on December 31, 2007, the Company succeeded EGSI under the Agreement and has the same rights and responsibilities that EGSI previously had under the Agreement.

                IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by their respective duly authorized officers as of the effective date indicated on the first page hereof.

Authorized Signer of MELLON BANK, N.A. By: /s/ Glen R. Metzger Name: Glen R. Metzger Title: Assistant Vice President	Authorized Signer of Entergy Gulf States Louisiana, LLC By: /s/ Steven C. McNeal Name: Steven C. McNeal Title: Vice President and Treasurer